Exhibit 99.1

Aethlon Medical Announces Financial Results for the Fiscal First Quarter Ended June 30, 2025, and Provides Corporate Update

Australian Cancer Trial Advances with First Cohort Complete, Amended Protocol, and Promising Preclinical Data Published; Operating Expenses Cut by 32%

Conference Call to be Held Today at 4:30 p.m. ET

SAN DIEGO, August 13, 2025 -- Aethlon Medical, Inc. (the Company or Aethlon) (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today reported financial results for its fiscal first quarter ended June 30, 2025, and provided an update on recent developments.

Key First Quarter Highlights

• First Cohort Complete in Australian Hemopurifier® cancer trial — all patients treated without device-related serious adverse events and no dose-limiting toxicities observed

• Amended Protocol broadens patient eligibility to allow all treatment regimens that include an anti-PD-1 agent

• Preclinical Data: 98.5% removal of platelet-derived extracellular vesicles (EVs) in simulated 4-hour treatment

• Long COVID Pre-Clinical Research collaboration with UCSF advances, with findings presented at the prestigious Keystone Symposium

• Operating Expenses Reduced by 31.6%, enhancing operational efficiency

Clinical Progress in Cancer Trial

Ongoing progress continues in the Australian Oncology trial evaluating the Hemopurifier in participants with solid tumors that have not responded to anti-PD-1 immunotherapy.

Aethlon successfully completed the first treatment cohort in its safety, feasibility, and dose-finding study. This initial cohort involved single Hemopurifier treatments for participants with tumors unresponsive to PD-1 inhibitors such as pembrolizumab (Keytruda®) or nivolumab (Opdivo®). Treatments were completed at Royal Adelaide Hospital and Royal North Shore Hospital between late January and June 2025. All participants tolerated the 4-hour Hemopurifier treatment without device-related deficiencies or immediate complications, and no dose-limiting toxicities or device-related serious adverse events were observed at the pre-specified 7-day safety follow-up. One participant subsequently died from disease progression, unrelated to the Hemopurifier treatment, and was only able to complete one week of follow-up.

On July 11, 2025, the independent Data Safety Monitoring Board (DSMB) convened to review the safety data from the three participants in this first cohort. Following closed-session deliberations, the DSMB recommended advancing to the second treatment cohort, in which participants will receive two Hemopurifier treatments within a one-week period.

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All three clinical sites in Australia are actively screening patients for the cohort two under an amended protocol. The amendment expands eligibility to patients receiving either monotherapy or combination therapy that includes Pembrolizumab or Nivolumab, better reflecting current standards of care and broadening the potential patient pool.

Meanwhile, Professor Georges Grau’s laboratory at the University of Sydney continues to analyze central lab samples from the first patient cohort to assess the effects of the Hemopurifier on extracellular vesicle counts and anti-tumor T cell activity. Initial observations from this analysis are expected in September 2025.

As a reminder, the primary endpoint of the approximate 9 to 18-participant trial is safety. Eligible patients with solid tumors with stable or progressive disease receive escalating doses of Hemopurifier treatment across sequential cohorts - one, two, and three Hemopurifier treatments administered over the course of a single week. In addition to evaluating safety, the study is designed to assess whether reducing the concentration of extracellular vesicles (EVs) may improve the body’s own natural ability to attack tumor cells. These exploratory findings are expected to inform the design of future efficacy and safety trials, including a Premarket Approval (PMA) study.

We believe the unmet need remains significant: currently, only approximately 30-40% of patients who receive pembrolizumab or nivolumab will have lasting clinical responses to these agents. EVs produced by tumors are believed to contribute to both cancer progression and resistance to anti-PD-1 therapies. The Hemopurifier, designed to selectively bind and remove EVs from the bloodstream, has demonstrated EV reduction in preclinical studies using plasma from cancer patients, and may improve therapeutic response rates to anti-PD-1 antibodies.

India Update

While the Company received formal approval from India’s Central Drugs Standard Control Organization (CDSCO) to initiate a similar oncology trial at Medanta Medicity Hospital, subsequent timeline discussions with our India-based CRO indicated the first patient treatment would likely not occur until the beginning of 2026. Given this extended timeline and with careful consideration of both projected costs and our broader strategic priorities, we made the decision not to proceed with the India study. We believe this allows us to focus our resources on advancing our ongoing trial in Australia, which remains better aligned with our goal of generating timely clinical data to support a potential PMA trial.

Preclinical Study Supports Broader Applications

On May 12, 2025, results from Aethlon’s preclinical ex vivo study were published in bioRxiv, with a manuscript now under review at a peer-reviewed journal. The study showed that the Hemopurifier, utilizing Aethlon’s proprietary Galanthus nivalis agglutin (GNA) affinity resin, removed 98.5% of platelet -derived extracellular vesicles (PD-EVs) from healthy human plasma during a timepoint equivalent to a 4-hour HP treatment. Excessive levels of PD-EVs have been associated with a wide range of conditions, including cancer, lupus, systemic sclerosis, multiple sclerosis, Alzheimer’s disease, sepsis, and acute and Long COVID. We believe these findings support the scientific rationale behind Aethlon’s ongoing oncology trial in Australia and suggest broader potential applications of the Hemopurifier in other EV-associated diseases.

Scientific Collaboration in Long COVID Research

On August 12th, 2025, Aethlon presented a poster at the Keystone Symposium on Long COVID and Other Post-Acute Infection Syndromes held in Santa Fe, New Mexico. Long COVID, characterized by persistent symptoms following acute COVID-19 infection, affect approximately 44 and 48 million people in the United States alone with an estimated economic burden of 2 billion dollars among those with symptoms lasting a year. Despite the scope of this public health challenge, no specific treatments are currently available, highlighting a significant unmet medical need.

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EVs have been implicated in the pathogenesis of Long COVID. Building on prior evidence that the Aethlon Hemopurifier can remove EVs in a patient with severe acute COVID-19 infection, the Company hypothesized EVs from individuals with Long COVID may also express surface mannose sugar that binds to its proprietary GNA. Aethlon partnered with investigators at the University of California San Francisco Medical Center Long COVID clinic to obtain samples from participants with Long COVID as well recovered COVID -19 participants as controls.

The data presented at the symposium demonstrated that both large and small EVs from Long COVID patients bound to the GNA lectin and the Hemopurifier’s lectin affinity resin, supporting the potential utility of the device in affected individuals.

The full poster will soon be available for public viewing on the Aethlon Medical website.

Operational Achievements

“In the first quarter, we advanced our lead oncology program, delivered preclinical results supporting broader applications including Long COVID — all while significantly reducing operating expenses,” said James Frakes, Chief Executive Officer of Aethlon Medical. “We remain committed to driving the Hemopurifier toward regulatory approval and unlocking its potential across multiple disease areas.”

Financial Results for the Fiscal First Quarter Ended June 30, 2025

As of June 30, 2025, Aethlon had a cash balance of approximately $3.8 million.

For the three months ended June 30, 2025, consolidated operating expenses were approximately $1.8 million, representing a decrease of approximately $800,000 or approximately 31.6%, compared to approximately $2.6 million for the same period in 2024. This reduction was primarily driven by lower payroll and related expenses, professional fees, and general and administrative costs.

Payroll and related expenses declined by approximately $674,000, largely due to the absence of a $321,000 in severance expense recorded in the prior-year quarter related to the separation of an executive. In addition, the Company realized a $286,000 reduction in compensation costs as a result of lower headcount, as well as a $67,000 decrease in stock-based compensation tied to the same reduction in the workforce.

Professional fees decreased by an approximate $138,000, primarily due to a $104,000 reduction in legal fees following the transition to a new legal firm, a $34,000 decrease in scientific consulting costs after the conclusion of a project, a $23,000 reduction in audit-related fees. Additionally contract labor costs decreased by $18,000 due to the completion of a regulatory project and shift to lower-cost quality management system consultants. These reductions were partially offset by a $42,000 increase in investor relations expenses related to the special meeting of stockholders held during the quarter.

General and administrative expenses declined by an approximate $17,000, primarily driven by a $31,000 reduction in insurance costs, partially offset by a $26,000 increase in clinical trial-related expenses. Other variances included a mix of increases and decreases across multiple categories, none of which were individually significant, resulting in an overall decline.

As a result of the above factors, operating loss for the quarter decreased to $1.8 million compared to $2.6 million for the three months ended June 30, 2024.

Other Income

Other income totaled $30,532 for the three months ended June 30, 2025, compared to $49,418 in the prior-year period. In both quarters, other income was primarily interest income earned on cash balances.

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The consolidated balance sheets for June 30, 2025 and March 31, 2025, along with the consolidated statements of operations for the three months ended June 30, 2025 and 2024, are included at the end of this release.

Conference Call

Management will host a conference call today, Wednesday, August 13, 2025, at 4:30 p.m. ET to review the company’s financial results and recent corporate developments. Following management’s formal remarks, there will be a question and answer session.

Interested parties can register for the conference call by navigating to https://dpregister.com/sreg/10201884/ffac7acee8. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL-FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through September 13, 2025. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada toll-free at 1-855-669-9658. The replay conference ID number is 1454680.

About the Hemopurifier®

The Aethlon Hemopurifier is an investigational medical device designed to remove enveloped viruses and tumor-derived extracellular vesicles (EVs) from circulation. It is used extracorporeally with a blood pump and combines plasma separation, size exclusion, and affinity binding using a plant lectin resin that targets mannose-rich surfaces found on EVs and viruses. EVs released by solid tumors are believed to play a role in metastasis and the resistance to immunotherapies and chemotherapy. Removal of enveloped viruses and extracellular vesicles has been demonstrated in both vitro studies and human subjects.

The Hemopurifier holds a U.S. Food and Drug Breakthrough Device Designation for:

The treatment of individuals with advanced or metastatic cancer unresponsive to or intolerant of standard-of-care therapy; and the treatment of life-threatening viruses not addressed with approved therapies.

About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical device company headquartered in San Diego, California. Aethlon is advancing the Hemopurifier, to address unmet needs in oncology and infectious disease, using a novel platform designed to selectively remove circulation pathogenic targets from biologic fluids.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to raise additional capital on terms favorable to the Company, or at all; the Company’s ability to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility and safety of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from operational and financial milestones; the Company’s ability to obtain approval from the Ethics Committee of its third location in Australia, including on the timeline expected by the Company; the Company’s ability to enroll additional patients in its oncology clinical trial in Australia, including on the timeline expected by the Company; the Company’s ability to manage and successfully complete its clinical trials; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials; unforeseen changes in regulatory requirements; the Company’s collaborative research with UCSF Long Covid Clinic; and the Company’s ability to further research potential applications of the Hemopurifier in other EV-associated diseases and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2025, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

Unaudited

	June 30, 2025	March 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,765,154	$5,501,261
Deferred offering costs	9,103	–
Prepaid expenses and other current assets	276,601	448,539

TOTAL CURRENT ASSETS	4,050,858	5,949,800

Property and equipment, net	593,720	676,220
Operating lease right-of-use asset	529,576	601,846
Patents, net	413	550
Restricted cash	98,130	97,813
Deposits	33,305	33,305

TOTAL ASSETS	$5,306,002	$7,359,534

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$571,495	$534,524
Due to related parties	372,598	579,565
Operating lease liability, current portion	318,800	313,033
Other current liabilities	364,544	472,164

TOTAL CURRENT LIABILITIES	1,627,437	1,899,286

Operating lease liability, less current portion	255,052	336,718

TOTAL LIABILITIES	1,882,489	2,236,004

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value; 60,000,000 shares authorized as of June 30, 2025 and March 31, 2025; 2,598,711 and 2,585,239 shares issued and 2,598,711 and 2,010,739 outstanding as of June 30, 2025 and March 31, 2025, respectively	2,599	2,586
Additional paid-in capital	173,159,966	173,092,894
Accumulated other comprehensive loss	(22,377)	(17,133)
Accumulated deficit	(169,716,675)	(167,954,817)

TOTAL STOCKHOLDERS' EQUITY	3,423,513	5,123,530

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,306,002	$7,359,534

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the three months ended June 30, 2025 and 2024

Unaudited

	Three Months	Three Months
	Ended 6/30/25	Ended 6/30/24

OPERATING EXPENSES
Professional fees	$476,032	$614,082
Payroll and related expenses	581,000	1,254,802
General and administrative	735,358	751,974
Total operating expenses	1,792,390	2,620,858

OPERATING LOSS	(1,792,390)	(2,620,858)

OTHER (EXPENSE) INCOME, NET
Interest income	36,466	49,418
Other expense	(5,934)	–
Total other expense (income)	30,532	49,418

NET LOSS	(1,761,858)	(2,571,440)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	(1,761,858)	(2,571,440)

OTHER COMPREHENSIVE LOSS	(5,244)	(833)

COMPREHENSIVE LOSS	$(1,767,102)	$(2,572,273)

Basic and diluted net loss per share attributable to common stockholders	$(0.85)	$(2.76)

Weighted average number of common shares outstanding - basic and diluted	2,076,416	932,248

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